Exhibit 99.1

FOR IMMEDIATE RELEASE

Internap Announces $15 Million 3-Year CDN/IP Deal

Strategic Relationship with Quality Technology Services To Serve Increasing Enterprise Demand

ATLANTA—July 26, 2007--Internap Network Services Corporation (NASDAQ:INAP), a global provider of fast, reliable end-to-end Internet business solutions, today announced it has entered a three year strategic relationship with Quality Technology Services (QualityTech), one of the nation's largest privately held providers of data center facilities and managed services. Under terms of the agreement, Internap will be the preferred provider of content delivery network (CDN) services and the exclusive provider of IP connectivity services to all of QualityTech’s customers, including 350 recently acquired enterprise accounts. The contract represents revenues of approximately $15 million for value-added CDN and IP over the three year term. This agreement significantly strengthens Internap’s position as a leader in the Internet solutions category and elevates QualityTech’s ability to provide a world-class bundled solution delivering The Ultimate Online ExperienceTM to its customers.

“This is one of the largest agreements in Internap’s history and another significant win in the CDN/IP space. QualityTech’s decision to select Internap for value-added Internet solutions validates our strategy of providing best-in-class, bundled solutions to meet the demands of enterprise customers,” said James P. DeBlasio, president and chief executive officer of Internap. “We are gratified that an increasing number of high quality service providers, like QualityTech, appreciate the highly differentiated approach inherent in Internap’s route optimized CDN and IP solutions. We look forward to providing the industry’s best service levels and technology solutions to QualityTech’s customers moving forward.”

Through Internap’s premium IP service, which uses Private Network Access Points (P-NAPs) to speed Internet traffic from one location to another, QualityTech’s customer traffic will avoid the congestion and bottlenecks of traditional single-carrier networks. The service includes proactive technical service and support - all backed by proactive Service Level Agreements (SLAs) for 100% uptime. Internap’s CDN is also the industry’s only global, high-capacity solution that takes advantage of this unique multi-carrier architecture. Both solutions benefit from Internap’s proprietary intelligent route control technology to ensure the consistent, reliable performance of mission-critical applications.

As part of the agreement, Internap will take down space in multiple QualityTech world-class data center facilities to help satisfy current and future market demand. QualityTech’s data centers feature industry-leading standards for security, environmental control and scalability.  The infrastructure will support high power density deployments and is designed to provide maximum power and cooling up to 150 watts per square-foot. As a result, Internap can better meet the high power density needs of enterprises with increasingly complex applications, such as rich media and streaming video.

“With our recent growth, QualityTech was at a tipping point and needed to join forces with the right partner to enable our customers’ ability to reliably deploy mission-critical applications,” said Mark Waddington, president of QualityTech. "As IP-based communications converge and the demand for networked services increases, our combined solution with Internap is a major step towards delivering the highest level of performance for our clients and supporting the unique requirements for emerging technologies such as streaming audio and video.”

QualityTech provides day-to-day IT operational support to improve operational efficiencies, mitigate risks and control costs associated with managing information technology infrastructure. Additional managed services, such as planning and consulting, configuration and implementation are also available to help meet IT requirements for deploying complex Internet applications. Both Internap and QualityTech will provide solutions to enterprises in industries ranging from financial services and e-commerce to gaming, media and entertainment.

About Quality Technology Services
Quality Technology Services (QualityTech) is a world-class managed services and IT infrastructure company providing Managed Services, Data Center facilities, and Professional Services to businesses. Services are delivered via a national footprint of secure state-of-the-art Data Centers, a high-performance backbone and content delivery network, and an ITIL certified world-class services organization. QualityTech provides enterprises the ability to deploy, manage and scale their mission-critical IT operations for optimum performance and cost-efficiency. For more information about Quality Technology Services, please visit www.qualitytech.com or call toll free 866.210.8238.

About Internap
Internap is a leading Internet solutions provider that manages, delivers and distributes applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed IP services, content delivery network (CDN), and content monetization services, Internap frees its customers to drive innovation inside their business and create new revenue opportunities. More than 3,000 companies across the globe trust Internap to help them achieve their Internet business goals. Internap is “Making Innovation Possible.” For more information visit www.internap.com.

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding the performance of our products, business strategy, projected levels of growth, and projected costs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap's business, products, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; the ability to successfully integrate the operations of Internap and VitalStream Holdings, Inc.; and our ability to protect our intellectual property.
Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update any forward-looking statement for any reason.

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Press Contact:                                 Investor Contact:
L.A. Campbell                                  Andrew Albrecht
(404) 302-9721                                  (404) 302-9841
lcampbell@internap.com               albrecht@internap.com